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                                      LEASE

     This LEASE is made as of JUNE 1, 1994, between S.V.B. PROPERTIES, A JOINT VENTURE, consisting of Frank A. Serena, Lorraine D. Serena, Leonard Vernon, Majorie Vernon, Charles Boxenbaum and Kharlene Boxenbaum, ("Landlord") and FORTUNE DOGS INC. DBA BIG DOG SPORTSWEAR, ("Tenant"), who agree as follows:

     1. PREMISES. Landlord leases to Tenant and Tenant leases from Landlord the real property located in Santa Barbara, California, described as SUITE 100 (FIRST FLOOR) CONSISTING OF APPROXIMATELY 3,300 SQUARE FEET, SUITE 200 (SECOND FLOOR) CONSISTING OF APPROXIMATELY 1,800 SQUARE FEET AND SUITE 300 (THIRD FLOOR) CONSISTING OF APPROXIMATELY 5,500 SQUARE FEET FOR A TOTAL OF 10,600 SQUARE FEET LOCATED ON THE FIRST, SECOND AND THIRD FLOORS OF THE BUILDING COMMONLY KNOWN AS 121 GRAY AVENUE, SANTA BARBARA, CALIFORNIA ("PREMISES"), as outlined in red on the attached Exhibit "A". Tenant acknowledges that the dimensions, shape and location of the premises as described herein are approximate and it is agreed and understood by Tenant and Landlord that, upon the completion of the construction of the premises, the actual number of square feet of floor area will be measured by Tenant and Landlord. If the variance in the final measured space is either 2% more than or 2% less than the 10,500 square feet used to determine the rent, then the lease and rent will be adjusted up or down accordingly. The appurtenant rights referred to in this lease are as follows:

          (a) Tenant shall have full and unimpaired access to the premises at all times, including use of the elevator, common stairs and building entry.

          (b) Landlord has agreed to install certain interior improvements pursuant to provisions of paragraph 2 below. The items furnished by Landlord under said paragraph 2 shall be included within the meaning of "premises."

          (c)  TWENTY-ONE (21) designated parking spaces.

     2. TERM. The term shall commence on AUGUST 1, 1994 OR UPON COMPLETION OF TENANT IMPROVEMENTS WHICHEVER IS LATER, and shall expire JULY 31, 1999 OR UPON EXPIRATION OF A PERIOD OF FIVE YEARS FROM COMPLETION OF TENANT IMPROVEMENTS WHICHEVER IS LATER. Tenant has TWO (2) options to extend this lease for consecutive FIVE (5) year terms commencing upon the expiration of the initial term, provided Tenant shall give to Landlord written notice of its exercise of each option no later than ONE HUNDRED TWENTY (120) days prior to the expiration of the lease term, and provided that Tenant is not in default or breach of lease agreement. All the terms and conditions of this lease shall apply to the FIVE (5) year option periods, except that the annual base rental rate for the first option period will be TWELVE THOUSAND SIX-HUNDRED DOLLARS ($12,600.00) per month (based upon $1.20 per square foot per month for 10,500 square feet) with an annual compounded CPI and the second option period shall be at fair market value as specified herein. However, in no event shall the option periods base rent be less than TWELVE THOUSAND SIX HUNDRED DOLLARS ($12,600.00) dollars per month. Within ten (10) days of receipt of Tenant's second option exercise notice, Landlord will supply to Tenant a written estimate of the fair market rental. Landlord covenants that in computing said rental value it will consider the fact that no further Tenant improvements will be required to be made by Landlord.

     If Landlord and Tenant are unable to agree to the fair market rental value within Ten (10) days of Tenant's receipt of Landlord's estimate, Tenant shall have the option of either notifying Landlord of its intent to not renew or proceeding to determine fair market rental value for base rent as set forth below. Should tenant elect to proceed to determine fair market rental value it shall so notify Landlord in writing. No later than thirty (30) days after receipt of notice by Landlord, Tenant and Landlord will obtain at their own expense an independent MAI appraisal of the fair market value rent. If the variance between the two appraisals is ten (10) percent or less, Landlord and Tenant agree that the lower of the fair market value

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rental figures shall be the rental amount for the extended period.  If the variance is more than ten (10) percent, then a third independent MAI appraisal shall be obtained within thirty (30) days from an MAI appraiser selected by the two (2) MAI appraisers used by Landlord and Tenant in making the aforesaid appraisals. Landlord and Tenant shall share equally in the cost of the third appraisal. Tenant shall not be bound by the fair market rental value of said third appraisal and Tenant may elect to not renew this lease. After receipt of the third appraisal, Tenant shall have ten (10) days within which to cancel or revoke its exercise of the option to renew, after which the appraisal amount shall be binding. In no event shall the base rent be less than the monthly rent for the previous year.

     If Landlord is unable to deliver possession of the premises by the date specified for the commencement of the term as a result of causes beyond its reasonable control, including its inability to obtain an occupancy permit by that date, Landlord shall not be liable for any damage caused for failing to deliver possession, and this Lease shall not be void or voidable. Tenant shall not be liable for rent until Landlord delivers possession of the premises to Tenant. If Landlord does not deliver possession of the premises by SEPTEMBER 1, 1994, Tenant can elect to terminate this Lease by giving notice to Landlord at any time before the date Landlord delivers possession of the premises to Tenant.

     On commencement of the term the premises shall be in good condition and Landlord shall have completed the construction of the shell of the premises together with the interior improvements specified in Exhibit "B" attached.

     3. MINIMUM RENT; MONTHLY ADJUSTMENT OF RENT; ADDITIONAL RENT. Tenant shall pay to Landlord as minimum monthly rent, without deduction, setoff, prior notice or demand the sum of TEN THOUSAND FIVE HUNDRED AND 00/100 DOLLARS ($10,600.00) for years one and two of the lease ($1.00 per square foot per month); ELEVEN THOUSAND TWENTY-FIVE AND 00/100 DOLLARS ($11,025.00) for years three and four of the lease ($1.05 per square foot per month) and ELEVEN THOUSAND FIVE HUNDRED FIFTY AND 00/100 DOLLARS ($11,550.00) for year five of the lease ($1.10 per square foot per month).

     All rent shall be paid to Landlord at the address to which notices to Landlord are given. In addition to the rent required above, Tenant shall pay to Landlord, as additional rent, an amount estimated by Landlord to be Tenant's share of the operating costs (as defined in this paragraph), on the first day of each month, commencing on the date the term commences and continuing during the term.

     Tenant's proportionate share of the operating costs, subject to complete verification from time to time by Tenant and Landlord, shall be FIFTY-SIX AND EIGHT TENTHS PERCENT (56.8%) of Landlord's total operating costs for the building in which the premises are located and the real property on which the building is located. "Operating Costs" shall include all real property taxes and assessments, premiums for insurance maintained by Landlord, utilities and all costs incurred by Landlord in maintaining and operating the building, its equipment and the adjacent walks, parking areas and landscaped areas. If the percentage occupied by tenant is different than as stated herein, then such percentage will be adjusted in the lease and subsequent payments by Tenant. Operating costs shall also include the annual capitalized percentage of all capital expenditures treated as capital items by Landlord in accordance with generally accepted accounting principles, applied on a consistent basis, with the result that Tenant will only be charged for capital items over the life of the capital items in question and not all in the year in which the capital expenditure is initially incurred. Operating costs that cover a period not within the term of this Lease shall be prorated. THE MONTHLY OPERATING COSTS FOR THE CALENDAR YEAR 1994 SHALL NOT BE GREATER THAN $0.35 PER SQUARE FOOT PER MONTH.

     Landlord may adjust the monthly operating charge at the end of each accounting period on the basis of Landlord's reasonably anticipated costs for the following accounting period. An "accounting period" is the one year period commencing on January 1 of each calendar year. At the expiration of each subsequent accounting period, Landlord shall furnish to Tenant a statement showing the total operating

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costs actually incurred, Tenant's proportionate share of such operating costs for the accounting period, and payments made by Tenant with respect to such accounting period, within forty-five (45) days after the end of each accounting period, covering the accounting period just ended. Each statement shall be prepared, signed and certified to be correct by Landlord or Landlord's independent accountant. If Tenant's share of the actual operating costs for the accounting period exceed the payments made by Tenant, Tenant shall pay Landlord the deficiency within thirty (30) days after receipt of the statement. If Tenant's payments during the accounting period exceeds Tenant's share of the actual operating costs, Landlord shall pay Tenant the excess at the time Landlord furnishes the statement to Tenant. Tenant shall have the right, exercisable once in any calendar year and within 90 days of receipt of statement, to review at Landlord's place of business any and all records of the Landlord's relating to operating costs charged to Tenant for the previous accounting period.

     It is the intention of the parties hereto that during the term of this Lease, the rent payable to Landlord shall not be reduced by any cost or charge whatsoever, and that all expenses and charges, whether for repairs, upkeep, maintenance, insurance, taxes (other than taxes on net income), utilities and other charges of a like nature or type shall be paid by Tenant, in Tenant's proportionate share, so that this Lease will be on a net/net/net basis to Landlord. This provision is not in derogation of specific provisions herein, but in expansion thereof, and an indication of the general intention of the parties.

     4. RENT ADJUSTMENT. The minimum monthly rent provided for above shall be subject to further annual adjustment at the commencement of the first option period (sixth year) and each succeeding annual anniversary of the commencement of the lease term, as follows:

         The minimum monthly rent shall be adjusted in the same percentage as the increase or decrease in the Consumer Price Index, all items, 1982-84 = 100 for the Los Angeles/Anaheim/Riverside metropolitan area, as published by the United States Bureau of Labor Statistics. This automatic adjustment shall be calculated by means of the following formula:

              X = A x B / C

              X = Adjusted rental

              A = Minimum monthly rent

              B = Monthly index for the third month prior to the month in which each rental adjustment is to become effective.

              C = Monthly index for the third month prior to the
                         month in which the Lease became effective.

     In no event during the option terms shall the adjusted rental fall below the sum of TWELVE THOUSAND SIX HUNDRED AND 00/100 DOLLARS ($12,600.00).

     If the index is discontinued or revised during the term of this Lease, such other government index with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the index had not been discontinued.

     5. USE. Tenant shall use and occupy the premises for general office purposes only, in compliance with applicable zoning regulations, and shall not use or occupy the premises for any other purpose without the prior written consent of Landlord.

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     Tenant shall not use or occupy the premises in violation of law or of the certificate of occupancy issued for the building, and shall within five
(5) days after receipt of written notice from Landlord, discontinue any use of the premises which is lawfully declared by any governmental authority, having jurisdiction, to be a violation of law, of the certificate of occupancy or of other applicable governmental regulations. Tenant shall comply with any lawful direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the premises, impose any duty upon Tenant and Landlord with respect to the premises or with respect to the use or occupancy thereof. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire and extended coverage insurance policy covering the building and/or property located therein. Without waiving Landlord's right to insist that Tenant cease and refrain from any use increasing fire or extended coverage insurance rates, Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provision of this section.

     6. WASTE. Tenant shall not permit, or suffer to be permitted, any acts of waste upon the premises.

     7. ALTERATIONS. Tenant shall not make, or suffer to be made, any material alterations of said premises or any part thereof without the written consent of Landlord first had and obtained which consent shall not be unreasonably withheld, conditioned, or delayed any any additions to or alterations of the said premises, except movable furniture, trade fixtures and appliances, shall become at once a part of the realty and belong to Landlord upon termination of the lease, and Tenant shall keep the demised premises, and the property herein described free from any liens arising out of any work performed, material furnished or obligations incurred by Tenant.

     8. REPAIR AND MAINTENANCE. Except as provided in paragraph 15 and 16, Landlord at its cost shall maintain, in good condition, the structural parts of the building and other improvements in which the premises are located for structural integrity only, which structural parts include only the foundation, bearing and exterior walls (excluding glass, doors and interior perimeter drywall, interior and exterior painting), subflooring and roof (excluding interior portions of skylights and ceiling).

     Subject to reimbursement by Tenant, as specified below, Landlord shall maintain and repair the following:

         (a) Unexposed electrical, plumbing and sewage systems including, without limitation, those portions of the systems lying outside the premises.

         (b) Window frames, gutters and down spouts on the building in which the premises are located.

         (c) Heating, ventilating and air conditioning systems servicing the premises. Landlord shall engage a maintenance firm to service the heating, ventilating and air conditioning systems servicing the premises.

         (d) The elevator, the stairwells, the common entryway and the parking area.

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     Pursuant to paragraph 3, Tenant shall pay to the Landlord, as additional rent, FIFTY-SIX AND EIGHT TENTHS PERCENT (56.8%) of Landlord's expenses incurred in fulfilling his obligations to maintain the facilities as enumerated above, subject to the first year cap of $0.35 per square foot per month.

     Except as provided above or in paragraph 15 and 16, Tenant at its cost shall maintain the premises in operating condition, with reasonable wear and tear expected.

     Landlord may upon reasonable written notice to Tenant make any such repairs which are not promptly made by Tenant and may charge the cost thereof to Tenant as additional rent, and there shall be no liability on the part of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations, or improvements in or any portion of the buildings or of the premises or in or to fixtures, appurtenances and equipment therein. Tenant shall make all repairs thereto or to the buildings which are made necessary as a result of any misuse or neglect by Tenant or by its agents or employees or by its visitors while in the building. All such repairs shall be at least equal in quality to the original work.

     9. UTILITIES AND SERVICES. Tenant shall make all arrangements for and pay for all utilities and services furnished to or used by it including, without limitation, electricity, telephone service, and for all connection charges except for those utilities and services Landlord is to furnish the premises under the following paragraph.

     Landlord shall furnish to the premises reasonable quantities of water as required for Tenant's use and provide customary trash collection to the premises. Landlord shall also provide electricity and gas needed for elevator service, common area and exterior lighting and for heating, ventilating and air conditioning to the extent that the latter is not separately metered for the premises. Such utilities and services shall be furnished to the premises at all times during the term. If Tenant's utility or service requirements increase, or its requirements change as of the date the term commences, Tenant shall be required to pay the increased cost of utilities or services. If Landlord is required to construct new or additional utility installations including, without limitation, wiring, plumbing, conduits and mains resulting from Tenant's changed or increased utility requirements, Tenant shall on demand pay to Landlord the total cost of these items. Landlord shall provide heating, ventilating, and air conditioning systems in sufficient quantities to provide a reasonably comfortable working environment within the premises as part of the tenant improvements. Tenant shall pay for the utility usage costs associated with those systems.

     Landlord shall not be liable for failure to furnish utilities or services to the premises when the failure results from causes beyond Landlord's reasonable control. In case of a failure, Landlord will take all reasonable steps to restore the interrupted utilities and services.

     Pursuant to paragraph 3, Tenant shall reimburse Landlord on a monthly basis for Landlord's costs in furnishing utilities and services to the premises. The cost of furnishing utilities and services to the premises shall be FIFTY-SIX AND EIGHT TENTHS PERCENT (56.8%) of the entire cost of the utilities and services furnished by Landlord to the building and the land on which the premises are located, subject to first year cap of $0.35 per square foot per month.

     Landlord can discontinue, upon five (5) days prior written notice to Tenant, any of the utilities and services furnished to the premises for which Tenant fails to pay as provided in this paragraph, and no such discontinuance shall be deemed an actual or constructive eviction.

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

     10. TAXES. Tenant shall pay before delinquency all taxes, assessments, licenses and other charges ("taxes") that are levied and assessed against Tenant's personal property installed or located in or on the premises and that become payable during the term. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.

     If any taxes on Tenant's personal property are levied against Landlord or Landlord's property, or if the assessed value of the building or other improvements in which the premises are located is increased by the inclusion of a value placed on Tenant's personal property, and if Landlord pays the taxes on any of these items, Tenant, on demand, shall immediately reimburse Landlord for the sum of taxes levied against Landlord or the proportion of the taxes resulting from the increase in Landlord's assessment.

     Pursuant to paragraph 3, Tenant shall pay its proportionate share of all real property taxes and general and special assessments ("real property taxes") levied and assessed against the building, other improvements and land of which the premises are a part; Tenant's proportionate share shall be FIFTY-SIX AND EIGHT TENTHS PERCENT (56.8%) of the total subject to the first year cap of $0.35 per square foot per month. Tenant shall be responsible for Tenant's proportionate share of real property tax increases assessed in accordance with California law. Provided, however, that in the event the property is reassessed as a result of a transfer in ownership, with the result that there is a reassessment resulting in an increase in property taxes greater than ten (10%), then the total amount of the one-time increase in property taxes shall be allocated to Tenant on a phased basis over a period of five (5) years, so that Tenant will be charged twenty percent (20%) of the increase in the first year, forty percent (40%) in the second year, and so forth, with the Landlord bearing that portion of the tax increase not allocable to the Tenant, with all of said one-time increase being allocated to Tenant in the fifth and subsequent years.

     If Landlord's lender requests Landlord to impound real property taxes on a periodic basis during the term, Tenant, on five (5) days prior written notice from Landlord indicating this requirement, shall pay its proportionate share of real property taxes to Landlord on a periodic basis in accordance with the lender's requirement. Landlord shall impound the tax payments received from Tenant in accordance with the requirements of the lender.

     Tenant's liability to pay its proportionate share of real property taxes shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal year included in the term at its commencement and expiration.

     11. ABANDONMENT OF THE PREMISES. Tenant shall not vacate or abandon the premises at any time during the term hereof; and if Tenant shall abandon, vacate or surrender said premises, or be dispossessed by process of law, or otherwise, and personal property belonging to Tenant and left on the premises shall be deemed to be abandoned at the option of Landlord.

     12. NON LIABILITY OF LANDLORD FOR DAMAGE: LIABILITY INSURANCE. This lease is made upon the express condition that Landlord is to be free from all liability and claims for damage by reason of any injury to any person or persons, including Tenant, its agents, servants or employees, or property of any kind whatsoever, and to whomsoever belonging, from any cause or causes whatsoever while in or upon the premises during the term of this Lease or any renewal hereof or any occupancy hereunder absent Landlord's own negligence or that of its agents or contractors, Tenant hereby covenants and agrees to indemnify and save harmless Landlord from all liability, costs, loss and obligations on account of or arising out of any such injury or losses occurring during the term of this Lease hereof. Tenant shall maintain at its expense, public liability insurance to protect all parties hereto against any liability to the public incident to the use or resulting from any accident occurring in or about the premises. The liability under such insurance shall be not less than One Million Dollars ($1,000,000) for any one person injured, or One Hundred Thousand Dollars ($100,000) for property damage.

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     Landlord shall indemnify Tenant from and against all claims, losses or liabilities which either (a) arise from, or in connection with any act or omission of Landlord or any of Landlord's employees, agents or invitees; or
(b) result from any default, breach, violation, or non performance of Landlord's obligations under this Lease.

     All such policies shall expressly name Landlord as an additional insured and Tenant shall deliver to Landlord a certificate of insurance issued by the insurance carrier to notify Landlord at Landlord's notice address, thirty (30) days in advance, in writing, prior to any cancellation thereof. Tenant agrees, if Lessee does not keep such insurance in full force and effect, that Landlord may take out the necessary insurance and pay the premium and the repayment thereof shall be deemed to be part of the rental and payment as such on the next day upon which the rent becomes due.

     13. OTHER INSURANCE. Tenant at its cost shall maintain on all its personal property, Tenant's improvements, and alterations, in, on or about the premises a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of at least ninety percent (90%) of full replacement value, less a deductible determined solely by Tenant.

     Landlord at its cost shall maintain on the building and other improvements in which the premises are located a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of at least ninety percent (90%) of full replacement value.

     The Landlord's insurance policy shall provide that any proceeds shall be made payable to Landlord as provided in paragraph 15. The insurance proceeds from Landlord's insurance shall be paid pursuant to the provisions of paragraph 15.

     Landlord shall maintain public liability insurance to protect all parties hereto against any liability to the public incident to the use or resulting from any accident occurring in or about the areas of the building not leased or available for lease to Tenant including, without limitation, the elevator, the stairwells, the common entryway, common restroom facilities and the parking area. The liability under such insurance shall be in such amounts as Landlord may deem appropriate.

     Landlord shall pay the premiums for maintaining the insurance that is required to maintain by this paragraph 13.

     Pursuant to paragraph 3, Tenant shall reimburse Landlord for Tenant's proportionate share of the premiums paid by Landlord for maintaining the insurance required above. Tenant's proportionate share of the insurance premiums shall be FIFTY-SIX AND EIGHT TENTHS PERCENT (56.8%) of the total subject to the first year cap of $0.35 per square foot per month. Tenant shall not be liable for increase in the insurance premiums caused by a particular use or activity of any other tenant in the building in which the premises are located, or caused by improvements constructed by or for the exclusive benefit of any other tenant.

     Tenant's obligation to pay the insurance costs shall be prorated for any partial year at the commencement and expiration or termination of the term.

     The parties release each other, and their respective authorized representatives from any claims for damage to any person or to the premises and the building and other improvements in which the premises are located, and to the fixtures, personal property, Tenant's improvements and alterations of either Landlord or Tenant in or on the premises in the building and other improvements where the premises are located that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any such damage. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of

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subrogation against either party in connection with any damage covered by any policy. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Lease. If any insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact. The other party shall have a period of ten (10) days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation, or to agree to pay the additional premium if such a policy is obtainable at additional cost.

     If the insurance cannot be obtained or the party in whose favor a waiver of abrogation is desired refuses to pay the additional premium charged, the other party is relieved of the obligation to obtain a waiver of abrogation rights with respect to the particular insurance involved.

     All insurance under this Lease shall:

     (a) Be issued by insurance companies authorized to do business in the State of California, with a financial rating of at least an A+3A status as rated in the most recent edition of Best's Insurance Reports.

     (b) Be issued as a primary policy, though it may be part of a blanket policy.

     (c) Contain an endorsement requiring thirty (30) days' written notice from the insurance company to the Landlord at Landlord's address before cancellation or reduction of the coverage of any policy below required limits.

     Upon written request, a certificate of the policy shall be deposited with the other party at the commencement of the term, and on renewal of the policy not less than thirty (30) days before expiration of the term of the policy.

     14. ENTRY BY OWNER. Tenant shall permit Landlord, or its agents, to enter into and upon said premises at reasonable times and upon reasonable notice for the purpose of inspecting the same for the purpose of maintaining the buildings as aforesaid.

     15. DESTRUCTION OF PREMISES. In the event of a partial destruction of the premises during the life hereof, caused by a casualty covered under any insurance policy maintained by landlord, Landlord shall forthwith repair the same, provided such repairs can be and are made within one hundred twenty (120) days under the laws and regulations then applicable. Such partial destruction alone shall in no way annual or void this Lease, except that Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made, such proportionate reduction, if the parties hereto cannot agree, to be based upon the extent to which the making of such repairs shall interfere with the business carried on by said Tenant in the said premises.

     If such repairs cannot be made in one hundred twenty (120) days, Landlord may, at Landlord's option, given within such 120 days period in writing to attempt to make the same within a reasonable time, the lease continuing in full force and effect and the rent to be proportionately abated as aforesaid. In the event that Landlord does not so elect to make said repairs, or such repairs cannot be made under such laws and regulations then in effect, this lease may be terminated at the option of either party.

     In respect to any partial destruction which Landlord is obligated to repair, or may elect to repair under the terms of the above paragraph, the provisions of Section 1933, Subdivision 4, of the Civil Code of the State of California are waived by Tenant. In the event that the building in which the Premises may

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be situated is partially destroyed from a casualty not covered by insurance or is destroyed to the extent of thirty-three percent (33%) or more of the replacement cost of said building, Landlord may elect to terminate this Lease. However, a total destruction of the building on the premises shall terminate this Lease automatically. In the event of any dispute between Landlord and Tenant relative to the provisions of the foregoing, they shall each select an arbitrator and those selected arbitrators shall then select a third arbitrator, and the three arbitrators shall hear and determine the controversy and their decision thereon shall be binding upon all parties.

    16. CONDEMNATION. In case the whole of the leased premises are taken by right of eminent domain or other authority of law during the period of this Lease, or any extension thereof, this Lease shall terminate. In case a part of the leased premises are taken by right of eminent domain or other authority of law, this Lease may, at the election of Landlord by written notice given to Tenant within thirty (30) days after the effective date of the taking, be terminated.

    If a part of the premises are taken by the right of eminent domain and Landlord does not elect to terminate the Lease, the rent herein stipulated shall be decreased proportionately according to the value of that part of the premises taken.

    If over thirty percent (30%) of the building is taken by condemnation, and if the premises after the taking is not suitable to Tenant's needs, Tenant may terminate the Lease.

    If the entire premises are taken or if a part of the leased premises are taken and Landlord elects to terminate the Lease, then all compensation paid for the taking shall belong to the parties, as determined by law.

    17.  ASSIGNING AND SUBLETTING.

    (a) INVOLUNTARY ASSIGNMENT. No interest of Tenant in this Lease shall be assignable by operation of law (including without limitation, the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment:

         (i) If Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes a proceeding under the Bankruptcy Act, in which Tenant is the bankrupt, or, if Tenant is a partnership or consists of more that one person or entity, of any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors;

         (ii) If, a writ of attachment or execution is levied on this Lease.

         (iii) If, in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the premises. An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant. If a writ of attachment or execution is levied on this Lease, Tenant shall have thirty (30) days in which to cause the attachment to be removed. If any involuntary proceeding of bankruptcy is brought against Tenant, or if a receiver is appointed, Tenant shall have sixty
         (60) days in which to have the involuntary proceeding dismissed or the receiver removed.

    (b)  ASSIGNMENT AND SUBLETTING.    Tenant shall not assign nor sublet any
    of its rights under this Lease except with Landlord's prior written consent, which shall not be withheld or delayed unreasonably. Notwithstanding the foregoing to the contrary, an assignment or other transfer directly to, or to a trust for the benefit of, the principals of Tenant, a spouse and/or immediate family or lineal descendant(s) of the principals of Tenant, or to a corporation, partnership, or other entity controlled by one or more of the principals of Tenant or acquiring substantially all of the assets of Tenant in a reorganization transaction shall not require Landlord's consent, providing that the financial and capital condition of the proposed new Tenant is substantially the same or better than the existing Tenant.

    18.  RULES AND REGULATIONS.   Tenant agrees to comply, at Tenant's own cost
and expense, with all hereafter enacted or adopted requirements of the county, municipal, state and federal authorities pertaining to said premises and the business conducted therein, and not engage in, or allow, any business or occupation to be carried on, in, or immediately about the premises that is forbidden by law, or that will increase the existing rate of insurance.

    19. DEFAULT. Excepting only the time of payment of all rentals and other sums payable by Tenant to Landlord hereunder, as to which payments Tenant shall be allowed a notice period of only ten (10) days, time of payment thereof being otherwise of the essence, no default or breach shall exist on the part of the Landlord or Tenant of any of the covenants and conditions on the part of such party unless and until the party claiming a default or breach on the part of the other shall provide the other with written notice, specifying with reasonable particularity wherein said default or breach is alleged to exist, and the failure on the part of the other to perform or observe said covenant or condition, as the case may be, within thirty (30) days after said notice. In the event, however, that any penalty be incurred or created by reason of said lapse of time due to the failure or omission of said party to have performed or observed said covenant or condition, then said party shall bear and pay said penalty.

    20.(A)    TERMINATION FOR TENANT BREACH.     Should default, as above
specified, be made in the payment of rent or in the keeping of the covenants agreed to be kept by Tenant, then it shall be lawful for Landlord, at its option, to terminate the Lease and to reenter upon the premises and repossess them and remove all persons therefrom; or Landlord may, at its option and without notice to Tenant of its election, pursue any remedy, either at law or in equity, which it may have for the collection of rent, breach or covenant, or for any other relief whatsoever.

    It is hereby agreed that absent Landlord's tortious actions, Tenant waives all claims for damage that may be caused by Landlord in reentering and taking possession of said premises as herein provided, and all claims for damages to or loss of any property belonging to Tenant as may be in or upon the premises. In the event of such termination, landlord shall be entitled to recover as damages:

    (a) The worth at the time of award of the unpaid rent which had been earned at the time of termination.

    (b) The worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that could have been reasonably avoided,

    (c) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that could be reasonably avoided, and

    (d) Any other amount necessary to compensate Landlord for all necessary and reasonable costs incurred by Landlord as a direct result of Tenant's failure to perform its obligations under the lease, subject to Article 21.

    20. (B)   TERMINATION FOR LANDLORD'S BREACH.   In the event Landlord fails
to perform any of its obligations hereunder to Tenant ("Landlord's Default"), and such failure continues thirty (30) days after notice to Landlord from Tenant of Landlord's Default, Tenant may:

    (i) Perform the obligations itself, and abate Rent payable to Landlord by the amount incurred in such performance;

    (ii) By process of law, compel Landlord to perform its obligations; or

    (iii) Declare Landlord in default, and terminate the Lease.

    All reasonable costs incurred by Tenant while pursuing any of the preceding remedies, including attorney's fees, shall be paid to Tenant by Landlord upon demand. These remedies shall not be alternative or exclusive, and Tenant shall be entitled to pursue any other remedies available to it at law or equity.

    21.  ATTORNEY'S FEES.    If it is necessary for either party to take legal
action to enforce their rights hereunder, the party prevailing in any such action shall be entitled to a reasonable attorney's fee and all costs and expenses connected therewith.

    22.  WAIVER.   It is understood and agreed that any waiver on the part of
Landlord of any breach on the part of Tenant of any covenant herein shall not be deemed to be a waiver on the part of Landlord of any other breach on the part of Tenant of the same or any other covenant herein, nor affect the right of Landlord to insist on a forfeiture of this Lease for another breach on the part of Tenant of the same or any other covenant herein.

    The waiver by Tenant of any Landlord's default shall not act as a waiver of any future default, and Tenant's payment of Rent hereunder shall not constitute a waiver of any Landlord's default.

    23. HOLDING OVER. It is understood and agreed that any holding over of tenancy by Tenant beyond the time created by this Lease shall be a month-to-month tenancy only unless otherwise expressly agreed in writing by Landlord and Tenant.

    24.  NOTICES.       Any Notices given by Landlord to Tenant hereunder shall
be in writing and forwarded by certified mail, reputable commercial courier, or by hand delivery to Tenant as follows:

         TENANT:

                        FORTUNE DOGS INC. dba BIG DOG SPORTSWEAR
                        121 GRAY AVENUE
                        SANTA BARBARA, CA   93101

    Notices from Tenant to Landlord shall be in writing and forwarded by certified mail, reputable commercial courier, or by hand delivery to Landlord as follows:

         LANDLORD:
                        SVB PROPERTIES
                        C/O MR. FRANK A. SERENA
                        1180 EUGENIA PLACE, SUITE 200
                        CARPINTERIA, CA   93013


All notices shall be effective at the time of receipt or refusal.

    25.  END OF TERM: SURRENDER.       At the termination of this Lease, Tenant
shall surrender the premises to Landlord in substantially as good condition and repair as reasonable and proper use thereof will permit, ordinary wear and tear and casualty loss excepted. Tenant shall promptly repair any damage to the premises caused by removal of its property.

    26.  SUCCESSORS AND ASSIGNS.       Except as otherwise provided in this
Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and respective heirs, personal representatives, successors and assigns.

    27.  BROKERS.       Landlord and Tenant acknowledge that this Lease was
negotiated through F. David Serena, Real Estate Broker. Landlord acknowledges that the real estate commission due the Real Estate Broker is the responsibility of Landlord.

    28.  ESTOPPEL CERTIFICATE.

    Tenant shall at any time and from time to time upon not less than ten (10) business days prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (1) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, and (2) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the premises are a part.

    29. INTEREST ON PAST DUE OBLIGATIONS. Any amount due from either party to the other hereunder which is not paid when due shall bear interest at the rate of the maximum rate permitted by law or ten percent (10%) per annum, whichever is less, from the due date until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by either party under this Lease.

    30.  TRANSFER OF LANDLORD'S INTEREST.   In the event of any transfer or
transfers of Landlord's interest in the premises or in the real property of which the premises are a part, the transfer shall automatically relieve the prior Landlord of any and all obligations and liabilities on its part accruing from and after the date of such transfer.

    31.  SEVERABILITY.       Any provision of this Lease which shall prove to
be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provisions shall remain in full force and effect.

    32.  TIME OF ESSENCE.    Time is of the essence with respect to the
performance of every provision of this Lease in which time of performance is a factor.

    33.  INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS.    This lease contains
all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.


    34. RIGHTS RESERVED TO LANDLORD. Landlord shall have the following rights exercisable upon reasonable prior written notice and without liability to Tenant for damage or injury to property, person or business, and without effecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for set-offs, or abatement of rent, provided that Landlord's activities do not unreasonably, or materially interfere with Tenant's quiet enjoyment of the premises, that all such activities are performed in a non-negligent fashion, and Landlord provides Tenant with reasonable advance notice of such activities.

   (a) To install and maintain signs on the exterior and interior of the building.

   (b) To enter the premises to make inspections, repairs, alterations or additions in or to the premises or the building or to exhibit the premises to prospective tenants, purchasers or others, at reasonable hours and at any time in the event of any emergency, and to perform any acts related to the safety, protection, preservation, reletting, sale or improvement of the premises or the building.

   (c) To approve the weight, size and location of safes and other unusually heavy equipment and articles in and about the premises and the building and to require all such items to be moved in and out of the building and premises only at such times and in such manner as Landlord shall reasonably direct and in all events at Tenant's sole risk and responsibility. Landlord shall, in such event, promptly provide Tenant with such times and a description of such manner.

   35. SIGNS. Landlord has the sole right to determine the type of directory, bulletin board, and sign and the content of each (including, without limitation, size of letters, style, color and whether affixed or painted). Tenant may place a sign on the exterior of the building at its sole cost subject to approval by the Landlord, which shall not be unreasonably delayed, and the City of Santa Barbara.

   36. PLANS. Any construction or tenant improvement plans attached to and made part of this Lease, except as otherwise specifically provided, are used solely for the purpose of identifying or designating the premises demised under the terms of this Lease, and any markings, measurements, dimensions or notes of any kind contained therein have no bearing upon any of the terms, covenants, conditions, provisions or agreements of this Lease and are not to be considered a part thereof.

   37. CONDITIONS AND COVENANTS. It is further expressly understood and agreed that each and all of the provisions of this Lease are conditions precedent to be faithfully and fully performed and observed by each party to entitle it to the benefit accorded that party by the Lease; that said conditions are also covenants on the part of each party.

   38. SUBORDINATION. This Lease and any option granted hereby shall be subject and subordinate to any ground lease, mortgages and deeds of trust or other hypothecation or security device (collectively, SECURITY DEVICE) now or hereafter placed by the Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees that Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease, but that in the event of Landlord's default with respect to any such obligation, Tenant will give any Lender whose name and address have been furnished Tenant in writing for such purpose notice of Landlord's default and allow for the cure of said default before invoking any remedies Tenant may have by reason thereof. If any Lender shall elect to have this Lease and/or any option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Tenant, this lease and such option shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

   Tenant, or its successors in interest, will execute and deliver upon demand of Landlord, any and all instruments desired by Landlord subordinating in the manner reasonably requested by Landlord this Lease to such Security Device. Landlord is hereby irrevocably appointed and authorized as agent and attorney-in-fact of Tenant to execute all such subordination instruments within five (5) days after notice from Landlord demanding the execution thereof. Said notice may be given in the manner herein provided for giving notice.

   Subject to the non-disturbance provisions of this paragraph, Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior Landlord or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Tenant might have against any prior Landlord, or (iii) be bound by prepayments of more than one (1) month's rent.

   With respect to Security Devices presently in effect and those entered into by Landlord after execution of the Lease, Tenant's subordination of this Lease shall be subject to first receiving written assurance (a "NON-DISTURBANCE AGREEMENT") from the Lender that Tenant's possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Tenant is not in breach hereof and attorns to the record owner of the Premises.

   39. SECURITY DEPOSIT. Tenant shall deposit with Landlord upon execution hereof TWENTY-ONE THOUSAND DOLLARS ($21,000.00) as security for Tenant's faithful performance of Tenant's obligations hereunder. If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this lease, Landlord may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Lessor may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of said deposit, Tenant shall within ten (10) days after written demand therefore deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount hereinabove stated and Tenant's failure to do so shall be a material breach of this lease. Landlord shall not be required to keep said deposit separate from Landlord's general accounts. If Tenant performs all of Tenant's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest or other increment for its use, to Tenant at the expiration of the term hereof, and after Tenant has vacated the premises. No trust relationship is created herein between Landlord and Tenant with respect to said security deposit. If Tenant performs all of Tenant's obligations hereunder during the first thirty (30) months of the first term of this lease, then Landlord shall return TEN THOUSAND FIVE HUNDRED AND 00/100 ($10,500.00) dollars of the security deposit in the thirty-first month of the first term of the lease. Should Tenant occupy additional space in the building, in accordance with paragraph 42 herein, the security deposit shall be increased on a prorata basis.

   40. TENANT IMPROVEMENTS. Prior to the commencement of the Lease, Landlord shall improve the Premises in accordance with Tenant's final plans and specifications which are attached as EXHIBIT B. Landlord shall secure the necessary building permits and approvals for such work and promptly commence work on the improvements after receipt of said permits and approvals.

   Landlord shall deliver possession of the Premises to the Tenant on or before the commencement date of this Lease. In the event Landlord fails to complete the improvements and tender occupancy of the Premises to the Tenant by said date or the date specified in paragraph 2 of this Lease, the Tenant may cancel the Lease at any time in accordance with paragraph 2.

   All cost for the improvements shall be borne by the Landlord, provided that any net increase in the cost of the work resulting from changes or additions to the work resulting from changes or additions to the work requested by Tenant after Landlord and Tenant have both approved the final plans and specifications shall be borne by Tenant.

Landlord and Tenant have agreed to tenant improvements consisting of providing a new cosmetic appearance to the premises using reasonable business standards, including new paint, carpeting, ceiling tiles and to provide the office in a good working order. Such work is described in the plan attached hereto as Exhibit B. Additionally, Landlord will provide $15,000.00 of additional tenant improvements, as designated by Tenant.

     41. FREE RENT. Landlord agrees to fully abate the base rent in the thirteenth and thirty-seventh months of the first term of this lease and the twenty-fifth and forty-ninth month of the first option period. Tenant shall continue to pay the operating costs for the months abated.

     42. OPTIONS FOR ADDITIONAL SPACE. Landlord agrees to give Tenant first right of refusal to occupy any other office space in the premises that becomes available as a result of the completion of the terms and associated options of the following named tenants in the building: Western States Petroleum, Coastal Trade Service, Clarke Design or Miramar Systems. Such leases or summary of leases and options have been attached as Exhibit C. The additional space will be subject to all the terms and conditions of the then existing lease of the Tenant and reasonable tenant improvements allowances consistent with Exhibit B. Tenant shall pay the then current lease rate for the additional office space as well as the increase in the percentage of operating costs based upon the additional office space. Landlord will notice Tenant 120 days before the end of the lease terms or option for the other tenants. Tenant has 30 days to exercise its option for the additional office space. Tenant shall have the right to occupy additional space at the conclusion of the above designated tenants leases, including their options, by exercising Tenant's option as aforesaid, and Landlord shall not hereafter grant any renewal of any lease on any such space.


                                 SIGNATURE PAGE


DATED:     6-8     , 1994.
      -------------

LANDLORD:                               TENANT:


S.V.B PROPERTIES,                       FORTUNE DOGS INC. DBA
A JOINT VENTURE                         BIG DOG SPORTSWEAR


BY:  /s/ Frank A. Serena                BY:  /s/ Andrew D. Feshbach
   ---------------------------             ---------------------------
FRANK A. SERENA
MANAGING PARTNER

                                  [FLOOR PLAN]


GROUND FLOOR PLAN                                      121 GRAY AVENUE
--------------------------------------------------------------------------------
BIG DOG SPORTSWEAR                                     OPERATIONS
                                                       CUSTOMER SERVICE
                                                       MAIL ORDER

                                  [FLOOR PLAN]


SECOND FLOOR PLAN                                      121 GRAY AVENUE
--------------------------------------------------------------------------------
BIG DOG SPORTSWEAR                                     RETAIL OFFICES

                                  [FLOOR PLAN]


THIRD FLOOR PLAN                                       121 GRAY AVENUE
--------------------------------------------------------------------------------
BIG DOG SPORTSWEAR                                     EXECUTIVE OFFICES
                                                       ACCOUNTING AND MARKETING

                                    EXHIBIT B
                               TENANT IMPROVEMENTS

* Carpet: New carpet to be provided at a $16.00 per square yard allowance. Tenant to pay for difference if carpet upgrade is chosen.
*    Paint:  New paint through out premises.
*    Ceiling Tiles:  All warped, stained, missing ceiling tiles to be replaced
* Lighting: Lighting fixtures to be added and adjusted to accommodate new office space plan. Replace all burnt out bulbs.
* Air Conditioning Vents: Rusted and missing air conditioning vents in ceiling and walls to be replaced.
* Window treatment: Existing blinds and shades to be cleaned and repaired if damaged.
*    Window Screens:  Replace all missing and damaged window screens
*    Kitchen:  Third floor kitchen vinyl flooring to be replaced.
* Bathrooms: Clean all fixtures, toilets, and counter tops. Replace third floor executive bathroom vinyl flooring. Clean all floor tiles in common lobby.
*    Laundry Room:  Replace vinyl flooring.  Close off water connections.
*    Walls:  Repair all walls and repaint.
* Wall additions and demolition: Walls to be added and removed per attached floor plans. New walls to be constructed with 5/8" drywall. Glass to be added to interior offices per floor plans. Third floor lobby to be secured entry vestibule to include door locks and elevator lock.
* Additional Tenant Improvements: Landlord agrees to provide Tenant with an additional tenant improvement allowance of $15,000.00 to be applied toward work over and above work detailed in this exhibit.

                                      EXHIBIT C
                                    TENANT LEASES

Attached herewith are the pertinent pages from the Lease for the following
Tenants:

    1.   Coastal Trade Services

    2.   Western States Petroleum

    3.   Miramar Systems

    4.   Clarke Designs

                                   LEASE AMENDMENT

    This LEASE AMENDMENT dated December 1, 1994 for reference, is entered into at Santa Barbara, California, by and between SVB PROPERTIES., a General Partnership ("Landlord") and FORTUNE DOGS INC., dba BIG DOG SPORTSWEAR ("Tenant"), with reference to the following:

                                       RECITALS

    A. On or about June 1, 1994, Landlord leased to Tenant certain premises in Santa Barbara, California, described as 121 Gray Avenue, Santa Barbara, California ("premises"), consisting of approximately 10,600 square feet, pursuant to the "Lease."

    B. Paragraph 42 of said Lease provides that Tenant shall have the first right of refusal to lease any additional office space that becomes available as a result of the termination of any lease.

    C. On October 31, 1994, Clarke Design terminated its lease and vacated the space located at SUITE 200, 121 GRAY AVENUE, consisting of 1,132 square feet.

    D. Tenant has notified Landlord that Tenant desires to lease said space described in paragraph C above.

    WHEREFORE, the parties agree as follows:

                                 TERMS AND PROVISIONS

    1. Effective DECEMBER 1, 1994 Tenant shall occupy Suite 200, 121 Gray Avenue, consisting of approximately 1,132 square feet, therefore, increasing the total square footage of premises to 11,732 square feet.

    2. Effective DECEMBER 1, 1994 the base rent for the premises shall be increased to ELEVEN THOUSAND SEVEN HUNDRED THIRTY-TWO AND 00/100 DOLLARS $11,732.00 for years one and two of the lease ($1.00 per square foot per month), TWELVE THOUSAND THREE HUNDRED EIGHTEEN AND 60/100 DOLLARS ($12,318.60) for year three and four of the lease ($1.05 per square foot per month), and (TWELVE THOUSAND NINE HUNDRED FIVE AND 20/100 DOLLARS 12,905.20) for year five of the lease ($1.10 per square foot per month).

    2. Tenant will accept the above additional premises without the improvements Tenant is entitled to under Section 39 of the Lease on the condition that Tenant will be entitled to such improvements at the time the space currently occupied by Miramar Systems becomes available (whether or not Tenant accepts the Miramar space).

    3. Tenant's proportionate share of operating costs shall be increased to SIXTY AND 38 HUNDREDTHS PERCENT (60.38%) of Landlord's total operating costs for the building in which the premises are located and the real property on which the building is located.

    4. Pursuant to paragraph 4 of the Lease, the minimum monthly rent and the option period adjusted rental shall not fall below the sum of TWELVE THOUSAND SEVEN HUNDRED NINETY-FIVE AND 20/100 DOLLARS ($12,905.20).

    5.   Pursuant to the terms in paragraph 39 of the Lease the Security
Deposit shall be increased to TWENTY-THREE THOUSAND FOUR HUNDRED SIXTY-FOUR DOLLARS ($23,464.00). The amount Landlord shall return to Tenant in the thirty-first month of the first term shall be increased to ELEVEN THOUSAND SEVEN HUNDRED THIRTY-TWO DOLLARS ($11,732.00).

    WHEREFORE, the parties have executed this Agreement as follows:

DATED:  DECEMBER 1, 1994

"LANDLORD":

SVB PROPERTIES




BY: /S/ FRANK A. SERENA
    --------------------------------
    FRANK A. SERENA, GENERAL PARTNER


"TENANT":

FORTUNE DOGS INC. dba BIG DOG SPORTSWEAR




BY: /S/ ANDREW D. FESHBACH
    --------------------------------
    ANDREW D. FESHBACH, PRESIDENT

                                SECOND LEASE AMENDMENT

    This Second Lease Amendment, dated March 1, 1996 for reference, is entered into at Santa Barbara, California, by and between S.V.B. PROPERTIES, L.P., a California Limited Partnership ("Landlord") and BIG DOG HOLDINGS, INC., dba Big Dog Sportswear ("Tenant"), with reference to the following facts:

                                       RECITALS

    A. Landlord and Tenant previously entered into a LEASE dated June 1, 1994 (the "Lease"), with respect to certain premises at 121 Gray Avenue, Santa Barbara, California.

    B. By Lease Amendment dated December 1, 1994, the premises consisted of approximately 11,732 square feet, which includes "Suite 200" (of approximately 1,132 square feet) and two designated parking spaces which are assigned to Suite 200.

    C. Pursuant to paragraph 42 of the Lease, Tenant has options to occupy other office space in the building that becomes available, and Tenant is willing to relinquish such options.

    D. Tenant wishes to occupy approximately 2,959 square feet of space known as "Suite 103" on the first floor of the building in lieu of but on the same terms as it currently occupies "Suite 200" and to obtain certain options with respect to Suite 103.

    WHEREFORE, the parties agree as follows:

                                 TERMS AND PROVISIONS

    1. Tenant shall occupy Suite 103 in lieu of but at the same rent and otherwise on the terms by which it occupies Suite 200 until May 31, 1996.

    2. In connection with Tenant's relinquishment of Suite 200, it shall reinquish its right to utilize two designated parking spaces which are assigned to Suite 200.

    3. Landlord grants to Tenant one (1) two (2) month option to continue to occupy Suite 103 on the same terms and conditions until July 31, 1996, such option to be exercisable by not less than 30 days' prior written notice from Tenant to Landlord.

    4. When Tenant's occupancy of Suite 103 ends, Tenant shall relinquish the six designated parking spaces which are assigned to Suite 103, leaving a net 21 spaces.

    5. When Tenant's occupancy of Suite 103 ends, Tenant's current percentage of common area maintenance shall be reduced from 60.83% to 56.8%.

    6. The effectiveness of the Second Lease Amendment shall be contingent upon Landlord's entering into a Lease Amendment with Miramar Systems, Inc. with respect to (among other things) Suite 200. The parties shall attempt to make this Second Lease Amendment effective on March 1, 1996; the same shall be effective as soon as practicable.

    7. Except as otherwise provided for herein, the terms of the Lease and the Lease Amendment shall remain in full force and effect, in accordance with their terms.

    WHEREFORE, the parties have executed this Second Lease Amendment as follows:

DATED:   March 1, 1996                      DATED:  March 1, 1996

"Landlord":                                 "Tenant":

S.V.B. PROPERTIES, L.P., A California       BIG DOG HOLDINGS, INC.,
limited partnership                         dba Big Dog Sportswear


By: /s/ Frank A. Serena                     By:  /s/ Anthony Wall
    --------------------------------             -----------------------------
    Frank A. Serena                              Name: Anthony Wall
    General Partner                                    Authorized Agent

                                THIRD LEASE AMENDMENT

    This Third Lease Amendment, dated July 22, 1996 for reference, is entered into at Santa Barbara, California, by and between Freeland Realty, L.L.C., ("Landlord") and Big Dog Holdings, Inc., dba Big Dog Sportswear ("Tenant"). with reference to the following facts:

                                       RECITALS

    A. Landlord and Tenant previously entered into a LEASE dated June 1, 1994 (the "Lease"), with respect to certain premises at 121 Gray Avenue, Santa Barbara, California.

    B. Under a Lease Amendment dated December 1, 1994, the premises was expanded to approximately 11,732 square feet, which includes "Suite 200" of approximately 1,132 square feet and two (2) designated parking spaces which are assigned to Suite 200. In a Second Lease Amendment dated March 1, 1996, the Tenant relinquished Suite 200 and two (2) designated parking spaces and temporarily occupied Suite 103.

    C. Tenant wishes to continue to occupy approximately the 2,959 square feet of space known as "Suite 103" on the first floor of the building but on the same terms and conditions as stated in the Lease.

    WHEREFORE, the parties agree as follows:


                                 TERMS AND PROVISIONS

    1. Landlord agrees to perform the improvements to Suite 103 identified in the plans attached hereto. Tenant shall remain in possession of Suite 103 at the rent and on the other terms provided in the Second Amendment until Tenant can move its employees out of Suite 103, which Tenant expects to be August 24, 1996. Tenant shall provide notice if such move-out date is delayed, and Tenant agrees that such delay shall not extend beyond August 31, 1996. Effective as of the date Tenant has moved its employees out of Suite 103, (i) Tenant shall cease payment of any rent or other charge on Suite 103 (any rent previously paid on Suite 103 beyond the move-out date shall be credited toward September rent owed by Tenant under the Lease) and (ii) Landlord shall diligently commence the improvements to Suite 103 and use its best efforts to complete such improvements within three weeks. Tenant shall take possession of Suite 103 upon satisfactory completion of such improvements. Upon Tenant so taking possession, Tenant shall from such date occupy Suite 103 on the same terms and conditions as applicable to the other space occupied by Tenant as specified in the Lease dated June 1, 1994, including any rental adjustments, and the rent provisions of the Second Amendment shall no longer be effective.

    2. In connection with tenant's occupancy of Suite 103, Tenant shall have the right to utilize six (6) designated spaces which are assigned to Suite 103, giving Tenant a total of twenty-seven (27) parking spaces.

    3. When tenant's occupancy of Suite 103 begins, Tenant's current percentage of common area maintenance shall be 69.79%.

    4. Tenant Expansion Rights under Paragraph 42 are hereby limited to the space currently occupied by Western States Petroleum Association (the "WSPA Space"). In connection with an exercise of such Expansion Rights, Landlord shall not required to perform any tenant improvements in the WSPA Space in the nature of new construction. Such tenant improvements shall be limited to repairing any damage to the WSPA Space and providing such improvements as new carpeting and painting only to the extent necessary to bring the condition of the WSPA Space into conformity with the condition of the remaining space occupied by Tenant in the building.

    5. Except as otherwise provided for herein, the terms of the Lease and the Lease Amendment shall remain in full force and effect, in accordance with their terms.

    WHEREFORE, the parties have executed the Third Lease Amendment as follows:


DATED:  Aug. 9,  1996             DATED:  Aug. 9, 1996


"Landlord"                        "Tenant"

Freeland Realty, L.L.C.           Big Dog Holdings, Inc.,
                                  dba Big Dog Sportswear


By: /s/ Dirk Freeland             By:    /s/ A. J. Wall
    -----------------                    -------------------------
    Dirk Freeland                 Name:  /s/ Anthony Wall
    Managing General Partner             -------------------------
                                         Authorized Agent

                                     [FLOOR PLAN]


                          (W/ POWER AND COMMUNICATION PLAN)

                                     [FLOOR PLAN]


                                   INTERIOR ELEVATION

                               TENANT IMPROVEMENT PLAN


    -    Carpet:   replace all carpet damaged by wall reconstruction and clean remaining carpet - the new carpet must reasonably match the existing carpet

    -    Paint:    new paint throughout premises

    -    Ceiling Tiles: all damaged ceiling tiles to be replaced

    -    Lighting: lighting fixtures to be added and adjusted to accommodate new offices

    -    Air Conditioning Vents:  vents to be added and adjusted to accommodate new offices

    -    Sprinklers & Security:   to be added and adjusted to accommodate new
                                  offices

    -    Wall additions and demolition:     Walls to be added and removed per
              attached floor plan. New walls to be constructed with 5/8" drywall. Glass to be added to interior offices and doors per floor plan.

    -    Conduit:  lay conduit for phone and computer lines (Big Dog to pull wires)

                               TENANT IMPROVEMENT PLAN


    -    Carpet:   replace all carpet damaged by wall reconstruction and clean remaining carpet - the new carpet must reasonably match the existing carpet

    -    Paint:    new paint throughout premises

    -    Ceiling Tiles: all damaged ceiling tiles to be replaced

    -    Lighting: lighting fixtures to be added and adjusted to accommodate new offices

    -    Air Conditioning Vents:  vents to be added and adjusted to accommodate new offices

    -    Sprinklers & Security:   to be added and adjusted to accommodate new
                                  offices

    -    Wall additions and demolition:     Walls to be added and removed per
              attached floor plan. New walls to be constructed with 5/8" drywall. Glass to be added to interior offices and doors per floor plan.

    -    Conduit:  lay conduit for phone and computer lines (Big Dog to pull wires)

                                     [FLOOR PLAN]

                                     [FLOOR PLAN]



                                   INTERIOR ELEVATION

                                     [FLOOR PLAN]




                    FLOOR PLAN (W/ POWER AND COMMUNICATION PLAN)

                                     [FLOOR PLAN]



                                    INTERIOR ELEVATION